UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
January 15, 2013

WESTINGHOUSE SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33695	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1475 S. Bascom Ave. Suite 101
Campbell, CA  95008
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 402-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 15, 2013, Westinghouse Solar, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional accredited investors (the “Purchasers”) relating to the sale and issuance of up to 1,000 shares of the Company’s newly created Series D 8% Convertible Preferred Stock (“Series D Preferred”) at a price per share equal to the stated value, which is $1,000.00 per share (the “Stated Value”), for aggregate proceeds of up to $1,000,000.  At the initial closing, concurrent with entering the agreement, the Company issued 150 shares of Series D Preferred, for initial aggregate proceeds of $150,000.

After the initial closing, the Securities Purchase Agreement permits the Purchasers to exercise a “call” right to purchase additional Series D Preferred from the Company, in multiple “draw downs” from time to time until December 31, 2013, subject to certain limits, terms and conditions.

Each share of Series D Preferred is convertible at the option of the holder thereof, commencing upon the earlier of the date that is 180 days after the initial closing (that is, August 14, 2013) or the date two business days after the next stockholder meeting of the Company, into that number of shares of common stock of the Company (subject to certain limitations) determined by dividing the Stated Value per share of Series D Preferred by a $0.10 per share conversion price, subject to future adjustment (the “Conversion Price”).   Based on the initial Conversion Price, the 150 shares of Series D Preferred issued at the initial closing would be convertible into 1,500,000 shares of common stock.

In connection with the sale of the Securities under the Securities Purchase Agreement, the Company has granted the Purchasers “piggy-back” registration rights to include the underlying shares of common stock issuable upon conversion of the Series D Preferred in future registration statements,  if any are filed by the Company. The Securities Purchase Agreement also provides the Purchasers a right to participate in any future debt and equity offerings of Company securities until December 31, 2013.

The Certificate of Designation to create the Series D Preferred includes certain negative covenants regarding indebtedness and other matters, and includes provisions under which the holders of Series D Preferred are entitled to demand redemption for cash or stock upon specified triggering events., including in the event of a change of control of the Company.

A copy of the form of the Securities Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the form of Certificate of Designation with respect to the Series D Preferred is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing is not a complete summary of the terms of the offering, the Securities Purchase Agreement, or the Certificate of Designation described in this Item 1.01, and reference is made to the complete text of the Securities Purchase Agreement and the form of Certificate of Designation that are filed herewith as exhibits.

Item 3.02  Unregistered Sales of Equity Securities.

The disclosure provided above in Item 1.01 is incorporated by reference into this Item 3.02.

The Company is relying on an exemption from registration provided under Section 4(2) of the Securities Act for the issuance of the Securities, which exemption the Company believes is available because the Securities were not offered pursuant to a general solicitation, and the status of the purchasers of the Securities as “accredited investors” as defined in Regulation D under the Securities Act.

Item 3.03  Material Modification to Rights of Security Holders.

The disclosure provided above in Item 1.01 is incorporated by reference into this Item 3.03.

On February 14, 2013, the Company filed a Certificate of Designation with the Secretary of State of the State of Delaware, in the form attached as Exhibit 4.1 to this Current Report on Form 8-K.  The Certificate of Designation created and specified the rights of the Series D Preferred of the Company, including the terms and conditions on which shares of such preferred stock would convert into shares of common stock of the Company.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Certificate of Designation of Preferences, Rights, and Limitations of Series D 8% Convertible Preferred Stock
10.1	Form of Securities Purchase Agreement by and among Westinghouse Solar, Inc. and the Purchasers thereto, dated as of February 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 15, 2013

WESTINGHOUSE SOLAR, INC.

By: /s/ Margaret R. Randazzo
Margaret R. Randazzo,
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

4.1	Form of Certificate of Designation of Preferences, Rights, and Limitations of Series D 8% Convertible Preferred Stock
10.1	Form of Securities Purchase Agreement by and among Westinghouse Solar, Inc. and the Purchasers thereto, dated as of February 15, 2013